Exhibit 8

PRINCIPAL SUBSIDIARIES

The principal subsidiaries of ING Groep N.V. and their statutory place of incorporation or primary place of business are as follows:

Companies treated as part of the banking operations
ING Bank N.V.	The Netherlands
Bank Mendes Gans N.V.	The Netherlands
ING Lease (Nederland) B.V.	The Netherlands
ING Corporate Investments B.V.	The Netherlands
ING Vastgoed Management Holding B.V.	The Netherlands
ING Commercial Finance B.V.	The Netherlands
WestlandUtrecht Bank N.V.	The Netherlands
ING België N.V.	Belgium
Record Bank N.V.	Belgium
ING Luxembourg S.A.	Luxembourg
ING Bank Slaski S.A.	Poland
ING Financial Holdings Corporation	United States of America
ING Vysya Bank Ltd.	India
ING Direct N.V.	Germany, Spain, Australia, France, Italy, United Kingdom
ING Bank A.S.	Turkey

Companies treated as part of the insurance operations
ING Verzekeringen N.V.	The Netherlands
Nationale-Nederlanden Levensverzekering Maatschappij N.V.	The Netherlands
Nationale-Nederlanden Schadeverzekering Maatschappij N.V.	The Netherlands
ING Insurance Eurasia N.V.	The Netherlands
Parcom Capital B.V.	The Netherlands
Nationale-Nederlanden Services N.V.	The Netherlands
Movir N.V.	The Netherlands
ING Re (Netherlands) N.V.	The Netherlands
ING Fund Management B.V.	The Netherlands
REI Fund Netherlands B.V.	The Netherlands
ING Zivotna Poistovna a.s.	Slovakia
ING Uslugi Finansowe S.A.	Poland
ING Powszechne Towarzystwo Emerytalne S.A.	Poland
ING Asigurari de Viata S.A.	Romania
ING Greek Life Insurance Company S.A.	Greece
ING Biztosito Zartkoruen Mukodo Reszvenytarsasag	Hungary
Nationale-Nederlanden Vida, Compañia de Seguros y Reaseguros S.A.	Spain
Nationale-Nederlanden Generales, Compañia de Seguros y Reaseguros S.A.	Spain
ING U.S., Inc.	United States of America
ING International Nominee Holdings, Inc.	United States of America
ING Life Insurance and Annuity Company	United States of America
ING North America Insurance Corporation	United States of America
Lion Connecticut Holdings Inc.	United States of America
ReliaStar Life Insurance Company	United States of America
ReliaStar Life Insurance Company of New York	United States of America
Security Life of Denver Insurance Company	United States of America
ING USA Annuity and Life Insurance Company	United States of America
ING Investment Management Co	United States of America
Security Life of Denver International Limited	Cayman Islands
ING Life Insurance Company Limited	Japan
ING Life Insurance Company (Korea) Limited	South Korea
ING Life Insurance Company (Bermuda) Limited	Hong Kong